Exhibit 15

Price Waterhouse LLP
160 Federal Street
Boston, MA 02110

May 12, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We are aware that M/A-COM, Inc. has included our report dated April 27, 1995 (issued pursuant to the provisions of Statements on Auditing Standards Nos.
42 and 71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (No. 2-99637) and Form S-8 (Nos. 2-17757; 2-25410; 2-
31632; 2-47195; 2-53255; 2-53257; 2-68734; 2-68809; 2-69195; 2-69202; 2-
69259; 2-70247; 2-71043; 2-72234; 2-72235; 2-76292; 2-81497; 2-81907; 2-
92614; 2-92616; 2-92617; 33-10913; 33-10916; 33-33372; 33-35845; 33-36846; 33-
44212). We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,

PRICE WATERHOUSE LLP